AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of April 18, 2022 (the “Effective Date”) by and between CarParts.com, inc. (formerly U.S. Auto Parts Network, Inc.), a Delaware corporation (the “Company”), and Sanjiv Gomes, an individual (the “Executive”).

WHEREAS, the Company and Executive entered into that certain Employment Agreement, dated June 17, 2019 (the “Agreement”); and

WHEREAS, the Parties seek to amend the terms of Executive’s employment with the Company; and

WHEREAS, capitalized terms which are not defined herein shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, it is agreed as follows:

Section 1, Paragraph A of the Agreement, is hereby amended as follows: Beginning on April 18, 2022, Executive shall serve as the Company’s Chief Information Officer and shall no longer serve as its Chief Technology Officer. Executive will report directly to the Company’s Chief Technology Officer and Executive shall have the duties and powers at the Company that are customary for an individual holding such position.

Except as expressly modified herein, all terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date written above.

CARPARTS.COM, INC.

By:
Print Name:
Title:	Chief Executive Officer
Address:	2050 W. 190th. St. Ste 400
Torrance, CA 90504
EXECUTIVE

Sanjiv Gomes